June 24, 1998



America Online, Inc.
22000 AOL way
Dulles, Virginia  20166-9323

Ladies and Gentlemen:

         We  have  acted  as  counsel  to  America  Online,   Inc.,  a  Delaware
corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on June 18, 1998. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $1,000,000,000: (i) common stock, par value $.01 per share ("Common Stock"), (ii) one or more series of preferred stock, par value $.01 per share ("Preferred Stock"), and (iii) one or more series of unsecured debt securities consisting of senior debentures, notes, bonds and/or other evidences of indebtedness ("Debt Securities"; together with the Common Stock and Preferred Stock, the "Securities"). The Debt Securities may be issued under an Indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Indenture"), proposed to be entered into between the Company and one or more commercial banking institutions, as trustee, chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended ( the "Trustee").

         In connection with this opinion, we have examined (i) the form of Registration Statement relating to the Securities; (ii) the form of Indenture;
(iii) the Company's Restated Certificate of Incorporation, as amended and currently in effect (the "Certificate of Incorporation"); (iv) the Company's Bylaws, as amended and currently in effect (the "Bylaws"); and (v) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the filing of the Registration Statement with respect to the Securities and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL"). With respect to the opinion set forth in paragraph 1 below, we have assumed for all purposes that the laws of the State of New York are identical to the laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to any series of Debt Securities, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Debt Securities are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Debt Securities and all matters related thereto; (v) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
(vi) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee and duly delivered by the Company to the Trustee; and (vii) the applicable Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture, have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, have been issued and sold in accordance with the Indenture, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the applicable Debt Securities, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, the applicable Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         2. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock in one or more series. With respect to any series of Preferred Stock, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the applicable Preferred Stock is to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the applicable Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Preferred Stock and all matters related thereto, including the adoption of a Certificate of Designation relating to the applicable Preferred Stock in accordance with the applicable provisions of DGCL (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the applicable Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation, relating to the applicable Preferred Stock and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Preferred Stock has been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; and (viii) certificates representing the shares of the applicable Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the Preferred
Stock, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, (A) the shares of the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, and (B) if the applicable Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the applicable Preferred Stock and the conversion or exchange thereof in accordance with the terms of the Certificate of Designation.

         3. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 600,000,000 shares of Common Stock. With respect to the issuance of any shares of Common Stock, when (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the applicable shares Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the applicable shares of Common Stock and all matters related thereto; (v) the terms of the issuance and sale of the applicable shares of Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the applicable shares of Common Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; and (viii) certificates representing the applicable shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the Common Stock, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, the applicable shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         The opinion set forth above in paragraph 1 is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         For purposes of the opinions rendered above, we have assumed that the Company will at all times in the future be duly incorporated and validly existing as a corporation under the laws of the State of Delaware and have the corporate power and authority to issue and sell the Securities. To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of the opinion in paragraph 1 above the following facts at the time of the execution and delivery of the Indenture: that the Trustee for such Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                                 Very truly yours,


                                                /s/Mintz, Levin, Cohn, Ferris,
                                                     Glovsky and Popeo, P.C.
                                                 Mintz, Levin, Cohn, Ferris,
                                                     Glovsky and Popeo, P.C.